BYLAWS

OF

FangXing Holding Inc.

                          TABLE OF CONTENTS

ARTICLE I: OFFICE .....................................................

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ARTICLE II: DIRECTORS..................................................

2

 Section 1. Powers ................................................

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 Section 2. Number ................................................

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     Section 3. Election  .............................................

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     Section 4. Vacancies .............................................

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     Section 5. Removal................................................

2

     Section 6. Resignation ...........................................

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     Section 7. Quorum ......................................

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3

     Section 8. Chairman ..............................................

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Section 9. Committees ............................................

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Section 10. Audit Committee  .....................................

3

     Section 11. Place Of Meeting .....................................

3

     Section 12. Regular Meetings .....................................

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     Section 13. Special Meetings .....................................

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     Section 14. Notice ..................... .........................

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     Section 15. Action Manner Of The Board ...........................

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     Section 16. No Meeting Action ....................................

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     Section 17. Compensation .........................................

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ARTICLE III: OFFICERS ..................................................

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     Section 1. Officers. .............................................

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     Section 2. Election ..............................................

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     Section 3. Resignation ...........................................

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     Section 4. Vacancy ...............................................

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     Section 5. Removal ...............................................

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Section 6. Chairman ..............................................

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Section 7. President .............................................

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Section 8. Treasurer  ............................................

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Section 9. Secretary .............................................

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Section 10. Salaries .............................................

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Section 11. Agreement ............................................

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ARTICLE IV: MEETINGS OF SHAREHOLDERS .................................

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     Section 1. Meeting Place.......................................…..

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     Section 2. Annual Meetings........................................

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     Section 3. Special Meetings.......................................

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     Section 4. Notice ................. ..............................

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     Section 5. Quorum ................................................

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     Section 6. Shareholder Voting ....................................

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     Section 7. Proxies ...............................................

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     Section 8. Validation ............................................

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     Section 9. Informal Action .......................................

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ARTICLE V: DISTRIBUTIONS ..............................................

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     Section 1. Dividend Distribution       ...........................     6

     Section 2. Unregistered Share Distributions ......................     6

ARTICLE VI: STOCK  ..................................................

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     Section 1. Shares with, or without Certificates   ...............

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Section 2. Transfer ..............................................

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Section 3. Transfer Agent and Registrar...........................

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Section 4. Certificates Lost Or Destroyed ........................

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ARTICLE VII: INSPECTION OF RECORDS......................................

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     Section 1. Corporate Records .....................................

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     Section 2. Shareholder Inspection Rights .........................

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ARTICLE VIII: INDEMNIFICATION .........................................

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ARTICLE IX: AMENDMENT .................................................

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ARTICLE X: FISCAL YEAR ................................................

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ARTICLE XI: CORPORATE SEAL ............................................

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ARTICLE I.  OFFICE

The principal office for the transaction of the business of the Corporation is located at 665 Ellsworth Avenue, New Haven, CT 06511. The Corporation may maintain other offices, either within or outside of the Connecticut, or overseas, as the Board of Directors may from time to time determine.

ARTICLE II.  DIRECTORS

Section 1. Powers. Subject to the provisions of applicable law and to any limitations in the Articles of Incorporation relating to actions that are required to be approved by the Shareholders, all corporate powers shall be exercised by or under the authority of the Board of Directors. The business and affairs of the Corporation shall be managed under the ultimate direction of the Board of Directors.

Section 2. Number. The number of the directors that shall constitute the whole board shall initially be at least two, and not more than nine. The number of directors may be increased or decreased, but in no event shall be less than one, from time to time by the Board of Directors.

Section 3. Election. Directors shall be elected at each annual meeting of shareholders, and hold office until the next annual meeting or until their earlier resignation, or removal from office.

Section 4. Vacancies. Any vacancy occurring in the Board of Directors, for any reason, other than through removal by shareholder action may, quorum requirements not withstanding, be filled by the affirmative vote of a majority of the remaining directors of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders. If there are no remaining directors, the vacancy shall be filled by the shareholders.

Section 5. Removal. At a meeting of shareholders, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote, provided the notice of the meeting states that one of the purposes of the meeting is the removal of the director. A director may be removed only if the number of votes cast to remove him exceeds the number of votes cast against removal.

Section 6. Resignation. Any director may resign his office at any time by giving written notice of his resignation to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if no time be specified therein, at the time of the receipt thereof, and the acceptance thereof shall not be necessary to make it effective.

Section 7. Quorum. A majority of the number of directors shall constitute a quorum for the transaction of business. In the event that only one director is then serving, then one director shall constitute a quorum. The act of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 8. Chairman. The Board of Directors may designate from among its members a Chairman who shall preside at all meetings of the Board of Directors.

Section 9. Committees. The Board of Directors, by resolution adopted by a majority of the full Board, may designate from among its members or employees, or associates, an executive committee and one or more committees, each of which must have at least one member. Each committee shall have the authority set forth in the resolution designating the committee. The Board, with or without cause, may dissolve any such committee or remove any member thereof at any time.

Section 10. Audit Committee. Audit Committee should at least have a financial expert. Member of Audit Committee is not necessary a member of the Board of Directors. Members of Audit Committee shall be elected at each annual meeting of shareholders, and hold office until the next annual meeting or until their earlier resignation, or removal from office.

Section 11. Place Of Meeting. Regular and special meetings of the Board of Directors will be held at the principal place of business of the Corporation or at another place designated by the person or persons giving notice or otherwise calling the meeting.

Section 12. Regular Meetings. Regular meetings of the Board of Directors shall be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 13. Special Meetings. Special meetings of the Board of Directors may call by the President, or the Chairman, or the Secretary on the written request of two directors with written notices.

Section 14. Notice. Written notices of the time, date and place of special meetings of the Board of Directors shall be given to each director by mail delivery including E-mail at least two days before the meeting. Notice of a meeting of the Board of Directors need not be given to a director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting constitutes a waiver of all objections to defective notice or lack of notice of the meeting, unless a director objects, promptly upon arrival at the meeting, to the transaction of business because the meeting is not lawfully called or convened.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of an adjourned meeting shall be given to the directors who were not present at the time of the adjournment.

Section 15. Acting Manner Of The Board. The members of the Board of Directors or of any committee commissioned by the board may participate in a meeting by appearance in the same room, or by telephone conference or similar communications equipment if all persons participating in the meeting can hear each other at the same time, or by the internet instant message board if all persons participating in the meeting can read everybody’s writings at the same time. Participation by these means constitutes presence in person at a meeting.

Section 16. No Meeting Action. Any action required, or permitted to be taken at a meeting of directors may be taken without a meeting if all members of the Board of Directors are consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

Section 17. Compensation. Directors shall not receive any stated salary for their services. But directors may be reimbursed by the Corporation for his expenses, if any, incurred in attending a meeting of the Board of Directors; provided that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefore.

ARTICLE IV.  OFFICERS

Section 1. Officers. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President, a Secretary and a Treasurer. The corporation may, but need not, have a Chairman, a Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents, one or more assistant secretaries, and assistant treasures, or any other officers appointed by the Board. One person can hold any number of offices. If only one person is serving as an officer of this Corporation, he or she shall be deemed to be President and Secretary.

Officers may also be directors and/or shareholders of the Corporation. Except as otherwise provided in an employment agreement that the Corporation has with an officer, each officer shall serve until a successor is chosen by the Board of the directors at a regular or special meeting, or until removed. Officers and agents shall be chosen, serve for the terms, and have the duties determined by the directors.

Section 2. Election.  The Board of Directors shall elect any officer of the corporation annually. Each officer shall serve until the Board of Directors chooses the successor.

Section 3. Resignation. Any officer may resign at any time upon written notice to the Corporation.

Section 4. Vacancy. A vacancy in any office, for any reason, shall fill by the Board of Directors for the unfinished portion of the term.

Section 5. Removal. Any officer may be removed, with or without cause, by the Board if it is in the judgment of the Board that the removal of such officer is in the best interests of the Corporation.

Section 6. Chairman. The Chairman of the Board, if such an officer is elected, shall preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors or prescribed by the By-Laws.

Section 7. President. The president shall be the chief executive officer of the corporation, and have charge and control of the business and affairs of the corporation. It shall be the responsibility of the president to report the Board of Directors the operations of the corporation and its affairs.

Section 8. Treasurer. The treasurer shall be the chief financial officer of the corporation, and have charge and custody of, and be responsible for all funds and securities of the corporation, and shall keep full and accurate records of all the properties and business transactions of the corporation in accordance with generally accepted accounting principles.

Section 9. Secretary. The Secretary shall keep a book, at the principal office, of minutes of all meetings of Directors and Shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at Shareholders' meetings and the proceedings. The Secretary shall give notice of all the meetings of the Shareholders and of the Board of Directors required by the By-Laws. The Secretary shall keep at the principal office, a share register, or duplicate share register showing the names of the Shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation. He or she shall perform other duties and have other powers as may be designated by the Board of Directors, or prescribed by the By-Laws.

Section 10. Salaries. The Board of Directors may cause the Corporation to enter into employment agreements with any officer of the Corporation. Unless provided for in an employment agreement between the Corporation and an officer, all officers of the Corporation serve in their capacities without compensation. No officer shall be prevented from receiving any salary or compensation by reason of the fact that he is also a director of the Corporation.

Section 11. Agreements. The Board of Directors may authorize one or more officers to enter into any agreement or execute or deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or limited to specific circumstances.

ARTICLE III.  MEETINGS OF SHAREHOLDERS

Section 1. Meeting Place. Meetings of the shareholders will be held at the principal place of business of the Corporation or at such other place as designated by the Board of Directors.

Section 2. Annual Meetings. The annual meetings of the shareholders of the corporation for the election of a Board of Directors and transact such other business shall be held on a date designated by the Board of Directors or if that day is a legal holiday, then the meeting shall be held on the next business day, or at such other time as may be set by the Board of Directors from time to time, and stated in the notice of the meeting.

Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be held when directed by the President or Secretary at the request in writing of a majority of the Board, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose of the proposed meeting.

Section 4. Notice.  Written notice of each meeting of shareholders shall be mailed to each shareholder of record entitled to vote at the meeting at the address as it appears on the records of the Corporation. The meeting notice shall be mailed not less than ten, not more than sixty days before the date set for the meeting by the Secretary, or other person designated by the Board of Directors. The record date for shareholders entitled to vote at the meeting will be the close of business on the day before the notice is sent. The meeting notice shall be delivered when mailed to the shareholder at his address as it appears on the stock transfer books of the Corporation. The notice shall state the time and place the meeting is to be held. A notice of a special meeting shall also state the purposes of the meeting. A notice of meeting shall be sufficient for that meeting and any adjournment of it.

Section 5. Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Any number of shareholders, even if less than a quorum, may adjourn the meeting without further notice until a quorum is obtained.

Section 6. Shareholder Voting. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. An alphabetical list of all shareholders who are entitled to notice of a shareholders' meeting along with their addresses and the number of shares held by each shall be produced at a shareholders' meeting upon the request of any shareholder.

Section 7. Proxies. A shareholder entitled to vote at any meeting of shareholders may vote in person or by proxy executed in writing and signed by the shareholder or his attorney-in-fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting.

Section 8. Validation. If shareholders who hold a majority of the voting stock entitled to vote at a meeting are present at the meeting, and sign a written consent to the meeting on the record, the acts of the meeting shall be valid, even if the meeting was not legally called and noticed.

Section 9. Informal Action. Any action permitted at any shareholder meeting may be taken without a meeting, unless otherwise provided by law, if a consent in writing is signed by all of the issued and outstanding capital stock entitled to vote at such meeting and such written consent is filed with records of the meetings of the shareholders.

ARTICLE V.  DISTRIBUTIONS

Section 1 Dividend Distribution. From time to time the Board of Directors may declare, and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by laws and its Articles.

Section 2 Unregistered Share Distributions.

From time to time the Board of Directors may make decision to purchase other company's unregistered shares at par or other value, then distribute them on its outstanding shares. After the distribution, the shareholders become other Company's shareholders voluntarily and indivitually.

Any shareholders could select to reject the distribution of other company's unregistered shares within one week after they receive the distribution notice. They can return all the shares to the Company. The company will not compensate the shareholders for the returned shares. If the shareholders transfer part or all of the shares to others, they should do that by following SEC rule, and the regulation of the particular company that issued the stock.

ARTICLE VII.  STOCK

Section 1. Shares with, or without Certificates.

Certificates may be issued to each shareholder in such form accepted by the Board of Directors. Each certificate issued shall be signed by the assigned Director and the Secretary (or the Treasurer) and sealed with the seal of the Corporation or a facsimile. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or is registered by a registrar other than the Corporation itself. All certificates shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the class and number of shares, and date of issue, shall be entered on the stock transfer books of the Corporation.

The Board of Directors may authorize the issue of some or all of the shares without certificates, as a necessity to adopt the Director Registration System, which could issue, record, and transfer of the shares by electronic or other means not involving any issuance of certificates, but including provisions for notice to purchasers in substitution for any required statements on certificates. The adoption of the Director Registration System shall not become effective as to issued and outstanding certificated securities until the certificates therefore have been surrendered to the corporation.

Section 2. Transfer. Shares of the Corporation shall be transferred on its books only after the surrender to the Corporation of the share certificates duly endorsed by the holder of record or attorney-in-fact. If the surrendered certificates are cancelled, new certificates shall be issued to the person entitled to them, and the transaction recorded on the books of the Corporation.

Section 3. Transfer Agent and Registrar. The Board of Directors shall have the power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class and may require that stock certificates be countersigned and registered by one or more such transfer agents and registrars.

Section 4. Certificates Lost Or Destroyed. If a shareholder claims to have lost or destroyed a certificate of shares issued by the Corporation, a new certificate shall be issued upon the delivery to the Corporation of an affidavit of that fact by the person claiming the certificate of stock to be lost, or destroyed, and at the discretion of the Board of Directors, upon the deposit of a bond to the corporation with or without surety against any loss or claim which may arise from the issue of a replacement certificate.

ARTICLE VI.  INSPECTION OF RECORDS

Section 1. Corporate Records. The Corporation shall keep minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors on behalf of the Corporation for the past three (3) years. The Corporation shall maintain accurate accounting records for the past three (3) years in accordance with generally accepted accounting principles, and a record of its shareholders showing the number of shares held by each. The Corporation shall keep the original or a copy of these Articles of Organization, By-Laws, as amended or otherwise altered to date, certified by the Secretary. The corporation records shall be kept at the corporation's principal executive office.

Section 2. Shareholder Inspection Rights. A shareholder is entitled to inspect and copy any books and records of the Corporation, at a reasonable time and location specified by the Corporation and in the manner provided under applicable law.

ARTICLE VIII.  INDEMNIFICATION

The Corporation hereby indemnifies its directors, officers, agents, employees or representatives of the Corporation to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys' fees. The Corporation's obligations of indemnification, if any, shall be conditioned on the Corporation receiving prompt notice of the claim and the opportunity to settle and defend the claim. The Corporation may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, to the extent permitted by laws.

ARTICLE IX.  AMENDMENT

These Bylaws may be altered, amended or repealed, and new Bylaws adopted, by majority votes of the directors or by a vote of the shareholders holding a majority of the shares.

ARTICLE X.  FISCAL YEAR

The fiscal year of the Corporation shall be September 30, and may be varied by resolution of the Board of Directors.

ARTICLE XI.  CORPORATE SEAL

The corporate seal shall be a circle having on the circumference thereof the name of the Corporation and in the center the words  "corporate seal", the year incorporated, and the state where incorporated. It may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced, or otherwise.

I hereby certify that these are the Bylaws adopted by the Board of Directors of the Corporation on this 20th day of December 2009.

Andrew Chien

Secretary

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